UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2008
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Eaton Center
Cleveland, Ohio 44114
(Address of principal executive offices)(Zip Code)
216-523-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-12 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02. Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
Exhibit Index
EX-10.1
EX-10.2
EX-10.3
Item 5.02. Compensatory Arrangements of Certain Officers.
At the Annual Meeting held on April 23, 2008, the registrant’s shareholders approved the 2008 Stock Plan (the “Stock Plan”), the Senior Executive Incentive Compensation Plan (the “Senior EIC Plan”) and the Executive Strategic Incentive Plan (the “ESI Plan”). Awards granted under each of these plans are subject to a policy, adopted by the Board of Directors of the registrant, that provides if the Board of Directors determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid to the executive during the twelve month period following the first public issuance of the incorrect financial report, the award is subject to reduction, cancellation or reimbursement at the discretion of the Board. Each of these plans is further described below.
The 2008 Stock Plan
Salaried employees selected by the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) are eligible to participate in the Stock Plan. Commencing in January 2009, non-employee directors will be granted annually under the Stock Plan a number of restricted shares of the registrant with an aggregate value, based on the closing market price of the registrant’s shares on the Monday immediately prior to the date of grant, equal to the annual retainer for non-employee directors then in effect. The Committee will administer awards to employees and the Governance Committee of the Board of Directors of the registrant will administer awards of restricted shares to non-employee directors. The Committee may award stock options, either incentive or non-qualified, performance shares, performance share units, restricted shares, restricted share units or stock appreciation rights to eligible employees. Stock options and stock appreciation rights will have a maximum term of ten years. The maximum number of shares that may be delivered under the Stock Plan is 2.7 million, of which no more than 1.2 million may be granted to any employee during any three-year period. The number of shares available for stock options or stock appreciation rights will be reduced by 2.47 for each performance share, performance share unit, restricted share, restricted share unit or other share-based award denominated in full shares that is granted under the plan. The foregoing description of the Stock Plan is qualified in its entirety by reference to the actual plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K report and is hereby incorporated by reference into this Item 5.02.
Senior Executive Incentive Compensation Plan
The Senior EIC Plan is an annual incentive compensation plan administered by the Committee. Those individuals eligible to participate in the Senior EIC Plan consist of the Chief Executive Officer and the officers who report to him directly. The Committee will approve incentive goals, target bonus awards, the timing of payments and other actions necessary for the administration of the plan. The Senior EIC Plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code for performance-based compensation. Under Section 162(m) publicly held corporations may not obtain tax deductions for compensation in excess of $1 million paid in any year to the principal executive officer or to any other employee whose total compensation must be disclosed in the corporation’s proxy statement because they are one of the three highest compensated officers (other than the principal financial officer). In any given year, officers who participate in the Senior EIC Plan are not eligible to participate in the Executive Incentive Compensation Plan, in which approximately 1500 other executives participate.

On or before March 30 of each year, the Committee will establish in writing objective performance goals to be used in determining the total bonus “pool” available under the Senior EIC Plan. The bonus pool will be a dollar amount calculated by reference to specified levels of, or growth in, any one or more of the following “corporate performance goals”: earnings per share, operating earnings per share, total return to shareholders, net income, net income before tax, return on equity, return on assets, cash flow return, or cash flow return on gross capital.
On or before March 30 of each year, the Committee will assign a percentage share of the bonus pool to each participant in the Senior EIC Plan which will be the maximum amount that the participant may receive under the Senior EIC Plan for that year. No participant will be assigned a percentage share worth more than $7,500,000.
Each year the Committee will also establish performance goals for each participant, which may contain corporate, business unit and individual performance objectives. Whether or not a participant will receive all or any part of the percentage share of the bonus pool assigned to him or her will depend on the achievement of the individual goals and the corporate and business unit financial and strategic objectives established for that year.
After the end of each year, the Committee will certify in writing whether and to what extent the goals have been achieved. The Committee will determine the total bonus pool and each participant’s bonus based on the level of achievement under the corporate performance goals. At that time, the Committee will also assess each participant’s performance against the individual goals established for that participant. Based on this assessment, the Committee will determine whether or not to award the entire bonus or a lesser amount with respect to each participant. In no event will the bonus be greater than the portion of the bonus pool allocated to the participant.
The foregoing description of the Senior EIC Plan is qualified in its entirety by reference to the actual plan, a copy of which is filed as Exhibit 10.2 to this Form 8-K report and is hereby incorporated by reference into this Item 5.02.
Executive Strategic Incentive Plan
The Company has maintained the ESI Plan for many years. The ESI Plan was amended and shareholder approval of the plan, as amended, was sought in order to meet the requirements of Section 162(m) of the Internal Revenue Code for “performance-based” compensation.
In addition to the changes related to Section 162(m), the ESI Plan was also amended to provide that, beginning in 2008, awards will be granted in the form of Phantom Share Units that reflect appreciation or depreciation and earnings on the registrant’s shares during each four-year Award Period.
The ESI Plan is administered by the Committee. In administering the ESI Plan, the Committee approves the goals, eligibility to participate, target awards, actual awards, timing of payments and other actions necessary for the administration of the plan.
The individuals eligible to participate in the ESI Plan consist of the Chief Executive Officer and other senior executives as selected by the Committee (currently, a total of approximately 100 individuals).

Participant incentive targets expressed in the form of Phantom Share Units will be determined by: (a) first establishing in writing an individual incentive amount in cash for each participant within the first 90 days of each Award Period and (b) then dividing the individual incentive amount by the average mean of the high and low prices for the registrant’s shares for the first twenty trading days of each Award Period. The result will be the number of Phantom Share Units granted as a target award to the participant, rounded up to the nearest 50 whole units. No participant may receive an award for more than 200,000 Phantom Share Units for any Award Period.
On or before March 30 of each year, the Committee will establish in writing threshold, target, and maximum performance objectives for the Award Period that begins on January 1st of that year. The performance objectives will consist of objective tests based on one or more of the following: the registrant’s earnings, cash flow, cash flow return on gross capital, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the specified performance criteria.
For each Award Period, final individual Phantom Share Unit Awards may range from 0% to 200% of the number of target Phantom Share Units initially awarded to the participant based on the level of achievement under the performance objectives. The final award will be converted to cash at a market value of the registrant’s shares using the average mean of the high and low prices for the shares for the final twenty trading days of the Award Period. Each participant will be credited with a dividend equivalent amount equal to the aggregate dividends paid during the Award Period on a number of shares equal to the number of Phantom Share Units finally awarded to the participant for that Award Period. The dividend equivalent amount will be paid to the participant in cash at the time the award is paid.
Awards will be contingent on the participant’s continued employment by the Company during each Award Period, except for termination of employment by reason of death or disability (as determined by the Committee). In the event of termination of employment under the foregoing exceptions, awards will be prorated for the participant’s length of service during each Award Period with the prorated amount calculated as described above.
The foregoing description of the ESI Plan is qualified in its entirety by reference to the actual plan, a copy of which is filed as Exhibit 10.3 to this Form 8-K report and is hereby incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are filed with this Report:
Exhibit Index

10.1	2008 Stock Plan
10.2	Senior Executive Incentive Compensation Plan
10.3	Executive Strategic Incentive Plan
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

Date: April 28, 2008	/s/ R.H. Fearon
R.H. Fearon
Executive Vice President – Chief Financial and Planning Officer

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